General Steel Reports Profitable First Quarter 2013 Financial Results

GAAP EPS of $0.06 on Net Income of $3.1 Million

GAAP Operating Income of $37.0 Million

Operating Cash Flow of $3.9 Million

BEIJING – August 6, 2013 – General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), a leading non-state-owned steel producer in China, today announced financial results for the first quarter ended March 31, 2013. The Company will file its Form 10-Q for the quarter ended March 31, 2013 with the Securities and Exchange Commission after market closes on Tuesday, August 6, 2013.

“We are very pleased the first quarter marked significant milestones in our returning to profitability and quarterly reporting,” said Henry Yu, Chairman and Chief Executive Officer of General Steel. “Despite the challenging macro environment, we were able to forge ahead with our strategies and operations, as we increased shipment, gained market share in our key market in Western China, improved internal purchasing, and won additional credit support from our suppliers.”

“During the first quarter, we also began construction of an additional continuous advanced-rebar-rolling production line with capacity of 1.2 million metric tons scheduled to commence production in the fourth quarter of 2013. This is in addition to our newly-completed 900,000 seismic-grade rebar-rolling production line that had already started trial productions in July. We believe the expanded capacity will further lower our production costs, thereby further improve our bottom line and market competitiveness in the second half of 2013.”

First Quarter 2013 Financial Information

•	Sales increased by 0.5% year-over-year to $651.3 million, from $648.0 million in the first quarter of 2012.
•	Sales volume increased by 11.0% year-over-year to approximately 1.3 million metric tons, compared with 1.2 million metric tons in the first quarter of 2012.
•	Gross profit totaled $4.1 million, or 0.6% of revenue, compared with $5.6 million, or 0.9% of revenue in the first quarter of 2012.
•	Operating income turned positive to $37.0 million, compared with an operating loss of $(13.0) million in the first quarter of 2012.
•	Net income attributable to the Company was $3.1 million, or $0.06 per diluted share, compared with a net loss of $(34.8) million, or $(0.63) per diluted share in the first quarter of 2012.
•	Operating cash inflow improved to $3.9 million, compared with a net outflow of $(167.0) million in the first quarter of 2012.
•	As of March 31, 2013, the Company had cash and restricted cash of $336.0 million.

John Chen, Chief Financial Officer of General Steel, commented, “The profitable financial results in the first quarter is a solid start for the new year, as we continued to grow sales, drive operational efficiencies, and lower finance expenses. Benefiting from a year-over-year improvement of nearly 600 basis points in our net margin and disciplined cash management, we were able to generate positive operating cash flow during the quarter. We anticipate a notable improvement in our overall gross margin in the second half of 2013, as our newly added rolling line will reduce unit production cost by up to approximately RMB 70 per metric ton, and as such, we feel confident that we can further build on the momentum achieved in the first quarter and generate healthy profits and cash flows in the second half of this year.”

General Steel Holdings, Inc.

First Quarter 2013 Financial and Operating Results

Total Sales

Total sales for the first quarter of 2013 increased 0.5% year-over-year to $651.3 million, compared with $648.0 million in the first quarter of 2012. The year-over-year revenue increases were primarily attributable to increased sales volume, partially offset by a decrease in the average selling price of rebar.

•	Total sales volume in the first quarter of 2013 was 1.3 million metric tons, an increase of 11.0% compared with 1.2 million metric tons in the first quarter of 2012.
•	The average selling price of rebar decreased 12.5% to approximately $515.3 in the first quarter of 2013 from approximately $588.7 in the same period of 2012.

Gross Profit and Gross Margin

Gross profit for the quarter totaled $4.1 million, compared with $5.6 million in the first quarter of 2012. The decrease in gross profit was mainly attributable to a steeper decrease in average selling price, with the gross margin decreased to 0.6% of total sales in the first quarter of 2013, compared with 0.9% the same period a year ago.

Operating Expenses and Operating Income

Selling, general and administrative expenses for the first quarter of 2013 increased 1.7% to $19.0 million, compared to $18.6 million in the first quarter of 2012. General and administrative expenses increased to $10.9 million, compared with $9.7 million in the same period of 2012, due to increased expense in human resources and higher facility maintenance expense. Selling expenses decreased by 9.6% to $8.1 million, compared to $8.9 million in the same period of 2012. The decrease in selling expense was primary attributable to a savings in a special fund related to the sales of our products, which was no long imposed by the PRC tax authorities in 2013, while $1.3 million of the special fund was imposed in the first quarter of 2012.

The Company recognized other operating income of $51.9 million due to change in the fair value of profit sharing liability during the first quarter of 2013, compared with $0 in the same period of last year. On April 29, 2011, the Company’s subsidiary, Longmen Joint Venture entered into a capital lease agreement with Shaanxi Steel and Shaanxi Coal for the use of new equipment. The profit sharing liability is recognized initially at its estimated fair value at the lease commencement date, and the value of the profit sharing liability is reassessed each reporting period with any change in fair value accounted for on a prospective basis. As such, and in consideration of the recent changes in China economic situation, the fair value of the Company’s profit sharing liability has been reduced as compared to its previous estimates, and the Company recognized a gain of $51.9 million accordingly.

General Steel Holdings, Inc.

Correspondingly, income from operations for the first quarter of 2013 totaled $37.0 million, compared with a loss from operations of $(13.0) million in the first quarter of 2012.

Finance Expense

Finance and interest expense in the first quarter of 2013 was $30.0 million, of which, $10.2 million was the non-cash interest expense on capital lease as compared with $10.8 million in the same period of 2012, and $19.8 million was the interest expense on bank loans and discounted note receivables as compared with $37.5 million in the first quarter of 2012. The decrease in interest expense on bank loans and discounted note receivables was primarily attributable to less bank loans, benefiting from positive operating cash flow and financing support from suppliers during the first quarter of 2013.

Net Income and Net Income per Share

Net income attributable to General Steel for the first quarter of 2013 was $3.1 million, or $0.06 per diluted share, based on 54.8 million weighted average shares outstanding. This compares to a net loss of $(34.8) million, or $(0.63) per diluted share, based on 55.5 million weighted average shares outstanding in the first quarter of 2012.

Balance Sheet

As of March 31, 2013, the Company had cash and restricted cash of approximately $336.0 million, compared to $369.9 million as of December 31, 2012. The Company had an inventory balance of approximately $247.9 million as of March 31, 2013, compared to $212.7 million as of December 31, 2012. As of March 31, 2013, the Company had total liabilities of approximately $2.9 billion.

Outlook

“Looking ahead, we will continue to execute on our strategy to further upgrade our production capabilities, improve operating efficiencies and further strengthen our competitiveness in Western China. In addition, we will also explore other strategic opportunities to expand our scale and scope in the steel industry. Lastly, we intend to pursue other strategies and initiatives to enhance shareholder value, which may include restarting our share repurchase program. We aim to enhance shareholders’ wealth, and we would like to thank our shareholders for their continued support,” Mr. Yu concluded.

Conference Call and Webcast:

General Steel will hold a corresponding conference call and live webcast at 8:00 a.m. EDT on Tuesday, August 6, 2013 (which corresponds to 8:00 p.m. Beijing/Hong Kong Time on Tuesday, August 6, 2013) to discuss the results and answer questions from investors. Listeners may access the call by dialing 1-800-860-2442 in the U.S., and 1-412-858-4600 internationally.

General Steel Holdings, Inc.

The call will be also be available as a live, listen-only webcast under the “Events and Presentations” page on the “Investor Relations” section of the Company's website at http://www.mzcan.com/us/GSI/irwebsite/index.php?mod=event. Following the live webcast, an online archive will be available for 90 days.

About General Steel Holdings, Inc.

General Steel Holdings, Inc., headquartered in Beijing, China, produces a variety of steel products including rebar, high-speed wire and spiral-weld pipe. The Company has operations in China’s Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality with seven million metric tons of crude steel production capacity under management. For more information, please visit www.gshi-steel.com.

To be added to the General Steel email list to receive Company news, or to request a hard copy of the Company’s Annual Report on Form 10-K, please send your request to generalsteel@asiabridgegroup.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash; and (e) other risks, including those disclosed in the Company’s Form 10-K, filed with the SEC.  Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

General Steel Holdings, Inc.

Contact Us

General Steel Holdings, Inc.

In China:

Jenny Wang

Tel: +86-10-5775-7691

Email: jenny.wang@gshi-steel.com

In the US:

Joyce Sung

Tel: +1-347-534-1435

Email: joyce.sung@gshi-steel.com

Asia Bridge Capital Limited

Carene Toh

Tel: +1-888-957-3362

Email: generalsteel@asiabridgegroup.com

General Steel Holdings, Inc.

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2013 AND DECEMBER 31, 2012 (UNAUDITED)
(In thousands)

	March 31,	December 31,
	2013	2012
CURRENT ASSETS:
Cash	$65,799	$46,467
Restricted cash	270,167	323,420
Notes receivable	118,527	145,502
Restricted notes receivable	260,531	357,900
Loans receivable	6,000	69,319
Accounts receivable, net	17,154	6,695
Accounts receivable - related parties	8,231	14,966
Other receivables, net	11,455	8,407
Other receivables - related parties	89,015	68,382
Inventories	247,930	212,671
Advances on inventory purchase	57,341	79,715
Advances on inventory purchase - related parties	5,259	46,416
Prepaid expense	1,494	450
Prepaid taxes	23,202	24,116
Short-term investment	2,633	2,619
TOTAL CURRENT ASSETS	1,184,738	1,407,045

PLANT AND EQUIPMENT, net	1,172,318	1,167,836

OTHER ASSETS:
Advances on equipment purchase	14,549	6,499
Long-term other receivable Investment in unconsolidated entities	43,252 958	43,008 1,166
Long-term deferred expense	807	1,062
Intangible assets, net of accumulated amortization	23,976	24,066
TOTAL OTHER ASSETS	83,542	75,801

TOTAL ASSETS	$2,440,598	$2,650,682

LIABILITIES AND DEFICIENCY

CURRENT LIABILITIES:
Short term notes payable	$785,519	$983,813
Accounts payable	411,776	352,052
Accounts payable - related parties	154,492	177,432
Short term loans - bank	117,124	147,124
Short term loans - others	148,023	147,323
Short term loans - related parties	104,390	79,557
Current maturities of long-term loans - related party Other payables and accrued liabilities	59,984 56,785	54,885 54,589
Other payable - related parties	82,232	73,025
Customer deposits	104,609	125,890
Customer deposits - related parties	12,649	21,998
Deposit due to sales representatives	40,484	33,870
Deposit due to sales representatives - related parties	1,772	1,238
Taxes payable	12,334	16,674
Deferred lease income, current	2,132	2,120
TOTAL CURRENT LIABILITIES	2,094,305	2,271,590

NON-CURRENT LIABILITIES:
Long-term loans - related party	33,516	38,088
Long-term other payable - related party Deferred lease income, noncurrent	43,252 74,971	43,008 75,079
Capital lease obligations, noncurrent	337,075	330,099
Profit sharing liability, noncurrent	283,831	328,827
Other noncurrent liabilities	1,373
TOTAL NON-CURRENT LIABILITIES	774,018	815,101

TOTAL LIABILITIES	2,868,323	3,086,691

COMMITMENTS AND CONTINGENCIES

DEFICIENCY:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, 3,092,899 shares issued and outstanding as of March 31, 2013 and December 31, 2012	3	3
Common stock, $0.001 par value, 200,000,000 shares authorized, 57,444,738 and 57,269,838 shares issued, 54,972,432 and 54,797,532 shares outstanding as of March 31, 2013 and December 31, 2012	57	57
Treasury stock, at cost, 2,472,306 and 2,472,306 shares as of March 31, 2013 and December 31, 2012	(4,199)	(4,199)
Paid-in-capital	105,958	105,714
Statutory reserves	6,103	6,076
Accumulated deficits	(378,679)	(381,782)
Accumulated other comprehensive income	8,621	10,185
TOTAL GENERAL STEEL HOLDINGS, INC. DEFICIENCY	(262,135)	(263,946)

NONCONTROLLING INTERESTS	(165,590)	(172,063)
TOTAL DEFICIENCY	(427,725)	(436,009)

TOTAL LIABILITIES AND DEFICIENCY	$2,440,598	$2,650,682

General Steel Holdings, Inc.

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012
(UNAUDITED)
(In thousands, except per share data)

	2013	2012
SALES	$502,431	$383,797

SALES - RELATED PARTIES	148,860	264,244
TOTAL SALES	651,291	648,041

COST OF GOODS SOLD	498,626	381,726

COST OF GOODS SOLD - RELATED PARTIES	148,598	260,685
TOTAL COST OF GOODS SOLD	647,224	642,411

GROSS PROFIT (LOSS)	4,067	5,630

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(18,955)	(18,629)
CHANGE IN FAIR VALUE OF PROFIT SHARING LIABILITY	51,892

INCOME (LOSS) FROM OPERATIONS	37,004	(12,999)

OTHER INCOME (EXPENSE)
Interest income	2,439	5,556
Finance/interest expense	(29,970)	(48,366)
Change in fair value of derivative liabilities	1	(13)
Gain (loss) on disposal of equipment	331	(119)
Income from equity investments	(42)	(43)
Foreign currency transaction gain	28	385
Lease income	532	530
Other non-operating expense, net	268	(143)
Other expense, net	(26,413)	(42,213)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES AND NONCONTROLLING INTEREST	10,591	(55,212)

PROVISION FOR INCOME TAXES
Current	71	367
Deferred	-	169
Provision for income taxes	71	536

NET INCOME (LOSS)	10,520	(55,748)

Less: Net income (loss) attributable to noncontrolling interest	7,417	(20,964)

NET INCOME (LOSS) ATTRIBUTABLE TO GENERAL STEEL HOLDINGS, INC.	$3,103	$(34,784)

NET INCOME (LOSS)	$10,520	$(55,748)
OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(2,526)	(1,469)

COMPREHENSIVE INCOME (LOSS)	7,994	(57,217)

Less: Comprehensive income (loss) attributable to noncontrolling interest	6,455	(21,440)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO GENERAL STEEL HOLDINGS, INC.	$1,539	$(35,777)

WEIGHTED AVERAGE NUMBER OF SHARES
Basic and Diluted	54,805	55,520

EARNINGS (LOSS) PER SHARE
Basic and Diluted	$0.06	$(0.63)

General Steel Holdings, Inc.

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012 (UNAUDITED)
(In thousands)

	Three months ended March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$10,520	$(55,748)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation, amortization and depletion	21,358	20,559
Change in fair value of derivative liabilities	(1)	13
(Gain) loss on disposal of equipment	(331)	119
Provision for doubtful accounts	(42)	5
Reservation of mine maintenance fee	45	254
Stock issued for services and compensation	245	262
Amortization of deferred financing cost on capital lease	10,208	10,839
Loss from equity investments	42	43
Foreign currency transaction gain	(28)	(385)
Deferred tax assets	-	169
Deferred lease income	(532)	(530)
Changes in fair value of profit sharing liability	(51,892)
Changes in operating assets and liabilities
Notes receivable	27,752	22,048
Accounts receivable	(9,426)	(5,887)
Accounts receivable - related parties	6,808	(32,374)
Other receivables	(2,826)	3,371
Other receivables - related parties	(20,212)	(5,999)
Inventories	(37,526)	(61,814)
Advances on inventory purchases	22,786	(36,580)
Advances on inventory purchases - related parties	(46,883)	(68,061)
Prepaid expense and other	(1,039)	32
Long-term deferred expense	260	88
Prepaid taxes	1,049	5,513
Accounts payable	57,648	(104,700)
Accounts payable - related parties	39,661	103,918
Other payables and accrued liabilities	1,887	(5,924)
Other payables - related parties	8,789	72,220
Customer deposits	(21,956)	(10,653)
Customer deposits - related parties	(9,457)	(11,467)
Taxes payable	(4,427)	(6,355)
Other noncurrent liabilities	1,370	-
Net cash provided by (used in) operating activities	3,850	(167,024)

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	54,991	(54,126)
Loans to related parties	-	(65,359)
Cash proceeds from (made to) short term investment	-	79
Cash proceeds from sales of equipment	4	-
Equipment purchase and intangible assets	(24,093)	(10,729)
Effect on cash due to deconsolidating of a subsidiary	-	(2,977)
Net cash provided by (used in) investing activities	30,902	(133,112)

CASH FLOWS FINANCING ACTIVITIES:
Restricted notes receivable	99,224	(19,891)
Borrowings on short term notes payable	289,548	467,269
Payments on short term notes payable	(493,064)	(341,435)
Borrowings on short term loans - bank	32,563	150,252
Payments on short term loans - bank	(63,315)	(87,102)
Borrowings on short term loan - others	21,296	119,089
Payments on short term loans - others	(21,432)	(65,486)
Borrowings on short term loan - related parties	142,999	85,197
Payments on short term loans - related parties	(30,430)	(54,453)
Deposits due to sales representatives	6,411	10,481
Deposit due to sales representatives - related parties	526	286
Net cash provided by (used in) financing activities	(15,674)	264,207

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	254	429
INCREASE (DECREASE) IN CASH	19,332	(35,500)
CASH, beginning of period	46,467	120,016
CASH, end of period	$65,799	$84,516